Exhibit 99.2

SL Green Realty Corp.

Third Quarter 2006

Supplemental Data

September 30, 2006

SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust, or REIT, that primarily acquires, owns, manages, leases and repositions office properties in emerging, high-growth submarkets of Manhattan.

•                  SL Green’s common stock is listed on the New York Stock Exchange, and trades under the symbol SLG.

•                  SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found. Such information is not reiterated in this supplemental financial package. This supplemental financial package is available through the Company’s internet site.

•                  This data is presented to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings. The financial data herein is unaudited and is provided from the prospective of timeliness to assist readers of quarterly and annual financial filings. As such, data otherwise contained in future regulatory filings covering the same period may be restated from the data presented herein.

Questions pertaining to the information contained herein should be referred to Investor Relations at investor.relations@slgreen.com or at 212-216-1601.

This report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), expansion and other development trends of the real estate industry, business strategies, expansion and growth of the Company’s operations and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, the business opportunities that may be presented to and pursued by the Company, changes in laws or regulations and other factors, many of which are beyond the control of the Company. Any such statements are not guarantees of future performance and actual results or developments may differ materially from those anticipated in the forward-looking statements.

The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the quarter ended September 30, 2006 that will subsequently be released on Form 10-Q to be filed on or before November 9, 2006.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance

Unaudited Financial Statements
Corporate Profile	4
Financial Highlights	5-11
Balance Sheets	12-13
Statements of Operations	14
Funds From Operations	15
Statement of Stockholders’ Equity	16
Taxable Income	17
Joint Venture Statements	18-21

Selected Financial Data	22-25

Summary of Debt and Ground Lease Arrangements	26-27

Mortgage Investments and Preferred Equity	28-29

Property Data
Composition of Property Portfolio	30
Top Tenants	31
Tenant Diversification	32
Leasing Activity Summary	33-34
Lease Expiration Schedule	35

Summary of Acquisition/Disposition Activity	36-37
Supplemental Definitions	38
Corporate Information	39

CORPORATE PROFILE

SL Green Realty Corp. (the “Company”) was formed on August 20, 1997 to continue the commercial real estate business of S.L. Green Properties Inc. founded in 1980 by Stephen L. Green, our current Chairman. For more than 25 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan. The Company’s investment focus is to create value through the acquisition, redevelopment and repositioning of Manhattan office properties and releasing and managing these properties for maximum cash flow.

Looking forward, SL Green Realty Corp. will continue its opportunistic investment philosophy through three established business lines:  investment in long-term core properties, investment in opportunistic assets and structured finance investments. With the formation of Gramercy Capital Corp., or Gramercy, (NYSE: GKK) in 2004, there will be a reduced focus on direct structured finance investments by the Company. This three-legged investment strategy will allow SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

Today, the Company is the only fully integrated, self-managed, self-administered Real Estate Investment Trust, or REIT, exclusively focused on owning and operating office buildings in Manhattan. SL Green is a pure play for investors to own a piece of New York.

FINANCIAL HIGHLIGHTS THIRD Quarter 2006 UNAUDITED

FINANCIAL RESULTS

Funds From Operations, or FFO, available to common stockholders totaled $55.5 million, or $1.13 per share for the third quarter ended September 30, 2006, consistent with the same quarter in 2005 when FFO totaled $51.7 million, or $1.13 per share. The results for 2005 include an incentive fee of $10.8 million ($0.24 per share). Excluding the incentive fee, FFO for the quarter ended September 30, 2006 would have increased approximately 35.8% over the same quarter in 2005.

Net income available for common stockholders totaled $118.7 million, or $2.53 per share (diluted) for the third quarter ended September 30, 2006. Net income available to common stockholders totaled $37.3 million, or $0.87 per share in the same quarter in 2005. 2006 year-to-date results include gains on sale of $2.08 per share compared to gains on sale of $1.04 per share in 2005.

Funds available for distribution, or FAD, for the third quarter 2006 decreased to $0.81 per share (diluted) versus $0.83 per share (diluted) in the prior year, a 2.4% decrease.

The Company’s dividend payout ratio was 53.16% of FFO and 73.75% of FAD before third cycle leasing costs.

All per share amounts are presented on a diluted basis.

CONSOLIDATED RESULTS

Total quarterly revenues increased 19.7% in the third quarter to $138.4 million compared to $115.6 million in the prior year. The $22.8 million growth in revenue resulted primarily from the following items:

•                  $12.1 million increase from 2006 and 2005 acquisitions,

•                  $11.9 million increase from same-store properties,

•                  $5.1 million increase in preferred equity and investment income, and

•                  $6.3 million decrease in other revenue, which was primarily due to an incentive fee earned in 2005 ($10.8 million) which was partially offset by fees earned from Gramercy ($2.6 million).

The Company’s earnings before interest, taxes, depreciation and amortization, or EBITDA, increased by $6.6 million (9.6%) to $75.3 million. The following items drove EBITDA improvements:

•                  $8.2 million increase from 2006 and 2005 acquisitions.

•                  $4.4 million increase from same-store properties.

•                  $5.1 million increase in preferred equity and investment income. The weighted-average structured finance investment balance for the quarter decreased to $351.3 million from $413.6 million in the prior year. The weighted-average yield for the quarter was 10.32% compared to 10.27% in the prior year.

•                  $3.6 million decrease from reductions in equity in net income from unconsolidated joint ventures primarily due to

FINANCIAL HIGHLIGHTS THIRD Quarter 2006 UNAUDITED

our investments at 1515 Broadway ($3.0 million), 1221 Avenue of the Americas ($2.1 million) and the Mack-Green joint venture ($2.1 million). This was partially offset by increases at Gramercy ($1.5 million), 485 Lexington Avenue ($0.7 million), 100 Park Avenue ($0.8 million) and One Park Avenue ($0.4 million).

•                  $1.0 million decrease from higher MG&A expense. This is primarily due to higher compensation costs at GKK Manager LLC, which is consolidated into the accounts of SL Green.

•                  $6.5 million decrease in non-real estate revenues net of expenses, primarily due to an incentive fee earned in 2005 ($10.8 million) which was partially offset by fee income from Gramercy ($2.6 million).

FFO before minority interests improved $3.8 million primarily as a result of:

•                  $6.6 million increase in EBITDA,

•                  $0.6 million decrease in FFO from unconsolidated joint ventures, discontinued operations and non-real estate depreciation, and

•                  $3.4 million decrease from higher interest expense.

SAME-STORE RESULTS

Consolidated Properties

Same-store third quarter 2006 GAAP NOI increased $4.5 million (11.1%) to $45.3 million compared to the prior year. Operating margins after ground rent increased from 46.7% to 47.6%.

The $4.5 million increase in GAAP NOI was primarily due to:

•                  $4.8 million (6.7%) increase in rental revenue primarily due to improved leasing,

•                  $2.7 million (19.3%) increase in escalation and reimbursement revenue primarily due to operating expense and real estate tax recoveries,

•                  $0.6 million (62.4%) increase in investment and other income,

•                  $2.8 million (11.3%) increase in operating expenses, primarily driven by increases in payroll, utilities and insurance costs, and

•                  $0.8 million (4.9%) increase in real estate taxes.

Joint Venture Properties

The Joint Venture properties third quarter 2006 GAAP NOI increased $0.4 million (1.5%) to $24.9 million compared to the prior year. Operating margins after ground rent decreased from 56.9% to 55.8%.

The $0.4 million increase in GAAP NOI was primarily due to:

•                  $0.7 million (2.1%) increase in rental revenue primarily due to improved leasing,

•                  $1.2 million (16.4%) increase in escalation and reimbursement revenue primarily due to electric

FINANCIAL HIGHLIGHTS THIRD Quarter 2006 UNAUDITED

reimbursements and real estate tax and operating expense recoveries,

•                  $0.3 million (11.7%) decrease in other income,

•                  $0.4 million (7.5%) increase in real estate taxes, and

•                  $0.8 million (6.3%) increase in operating expenses primarily driven by increases in utilities and insurance.

STRUCTURED FINANCE ACTIVITY

As of September 30, 2006, our structured finance and preferred equity investments totaled $347.6 million. The weighted average balance outstanding for the third quarter of 2006 was $351.3 million. During the third quarter of 2006 the weighted average yield was 10.32%.

During the third quarter 2006, the Company originated $32.5 million of structured finance investments with an initial yield of 11.69%. In addition, the Company received redemptions totaling approximately $19.2 million that were yielding 10.97%.

QUARTERLY LEASING HIGHLIGHTS

Vacancy at June 30, 2006 was 778,228 useable square feet net of holdover tenants. During the quarter, 337,061 additional useable office, retail and storage square feet became available at an average escalated cash rent of $44.86 per rentable square foot. The Company sold 2,725 of available usable square feet in connection with the closing of the 1140 Avenue of the Americas transaction. Space available to lease during the quarter totaled 1,112,564 useable square feet, or 6.0% of the total portfolio.

During the third quarter, 56 office leases, including early renewals, were signed totaling 586,223 rentable square feet. New cash rents averaged $62.67 per rentable square foot. Replacement rents were 25.8% higher than rents on previously occupied space, which had fully escalated cash rents averaging $49.81 per rentable square foot. The average lease term was 6.4 years and average tenant concessions were 1.9 months of free rent with a tenant improvement allowance of $14.90 per rentable square foot.

The Company also signed 6 retail and storage leases, including early renewals, for 62,273 rentable square feet. The average lease term was 14.7 years and the average tenant concessions were 5.4 months of free rent with a tenant improvement allowance of $31.73 per rentable square foot.

REAL ESTATE ACTIVITY

Real estate investment transactions entered into during the third quarter totaled approximately $6.2 billion and included:

•                  In August 2006, the Company announced that it had entered into an agreement to acquire Reckson Associates Realty Corp. (NYSE: RA) for approximately $6.0 billion. The transaction includes the acquisition of thirty properties encompassing approximately 9.2 million square feet, of which 5

FINANCIAL HIGHLIGHTS THIRD Quarter 2006 UNAUDITED

properties encompassing approximately 4.2 million square feet are located in Manhattan. The transaction, which is subject to approval by the Reckson shareholders as well as customary closing conditions, is scheduled to close in the first quarter of 2007. Simultaneously, the Company also announced that it had entered into an agreement to sell approximately $2.1 billion of the Reckson assets to an asset purchasing venture which includes certain members of Reckson’s senior management as well as Marathon Asset Management LLC. Additional details on the transaction can be found in the Registration Statement filed on Form S-4 which was declared effective by the Securities and Exchange Commission in October 2006.

•                  During the third quarter of 2006, SL Green also closed on the previously announced sales of 286 Madison Avenue, 290 Madison Avenue and 1140 Avenue of the Americas. The properties, which encompass approximately 340,000 square feet, were sold for an aggregate of $160.5 million. These asset sales generated gains of approximately $94.6 million, or $2.02 per share.

Investment In Gramercy Capital Corp.

At September 30, 2006, the book value of the Company’s investment in Gramercy totaled $117.2 million. Fees earned from various arrangements between the Company and Gramercy totaled approximately $6.2 million for the quarter ended September 30, 2006, including an incentive fee of $1.8 million earned as a result of Gramercy’s FFO (as defined in the organizational documents of Gramercy) exceeding the 9.5% annual return on equity performance threshold. For the nine months ended September 30, 2006, the Company earned $16.4 million in fees from Gramercy. The Company’s share of FFO generated from its investment in Gramercy totaled approximately $4.1 million and $11.0 million for the three and nine months ended September 30, 2006, respectively, compared to $2.6 million and $5.9 million for the same periods in the prior year.

The Company’s marketing, general and administrative, or MG&A, expenses include the consolidation of the expenses of its subsidiary GKK Manager LLC, the entity which manages and advises Gramercy. For the quarter ended September 30, 2006, the Company’s MG&A includes approximately $2.2 million of costs associated with Gramercy. MG&A for this quarter also includes approximately $0.4 million of expense associated with the Company’s 2006 outperformance plan.

Financing/ Capital Activity

In July 2006, the Company sold 2.5 million shares of its common stock for net proceeds, after deducting underwriting discounts, commissions and transaction expenses, of approximately $268.5 million.

In anticipation of the closing of the Reckson acquisition, the Company has received approximately $2.1 billion of financing commitments. The Company entered into a $150.0 million

FINANCIAL HIGHLIGHTS THIRD Quarter 2006 UNAUDITED

forward-starting swap in order to reduce the Company’s exposure to floating rate debt upon consummation of the Reckson transaction. The balance of the purchase price is expected to be funded through the issuance of approximately 9 million shares of SL Green common stock, and the assumption of Reckson’s existing debt.

In October 2006, the Company formed Belmont Insurance Company, an insurance captive. The captive, which received licensing from the New York State Insurance Department, was formed to insure a portion of certain risks of SL Green. It is currently licensed to write up to $100 million of coverage for SL Green.

Green Loan Services LLC (GLS), an affiliate of SL Green Realty Corp. has been designated a Special Servicer by Standard & Poor’s. Established in 2005 to serve as the Special Servicer for Gramercy Real Estate CDO 2005-1 Ltd., the first CDO issued by Gramercy Capital Corp., GLS services owned-loan portfolios acquired through SL Green’s and Gramercy’s structured finance businesses, and also provides servicing work emanating from SL Green’s third-party investor relationships. In addition, GLS acts as the Special Servicer for six large CMBS loans secured by Manhattan office properties in which SL Green owns the B notes.

Dividends

On September 21, 2006, the Company declared a dividend of $0.60 per common share for the third quarter 2006. The dividend was payable October 13, 2006 to stockholders of record on the close of business on September 29, 2006. This distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $2.40 per common share.

On September 21, 2006, the Company also approved a distribution on its Series C preferred stock for the period July 15, 2006 through and including October 14, 2006, of $0.4766 per share, payable October 13, 2006 to stockholders of record on the close of business on September 29, 2006. The distribution reflects the regular quarterly distribution, which is the equivalent of an annualized distribution of $1.90625 per Series C preferred stock.

On September 21, 2006, the Company also approved a distribution on its Series D preferred stock for the period July 15, 2006 through and including October 14, 2006, of $0.4922 per share, payable October 13, 2006 to stockholders of record on the close of business on September 29, 2006. The distribution reflects the regular quarterly distribution, which is the equivalent of an annualized distribution of $1.96875 per Series D preferred stock.

SL Green Realty Corp. Key Financial Data September 30, 2006 (Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005

Earnings Per Share
Net income available to common shareholders - diluted	$2.53	$0.65	$0.54	$0.48	$0.87
Funds from operations available to common shareholders - diluted	$1.13	$1.22	$1.08	$1.02	$1.13
Funds available for distribution to common shareholders - diluted	$0.81	$0.94	$0.80	$0.67	$0.83

Common Share Price & Dividends
At the end of the period	$111.70	$109.47	$101.50	$76.39	$68.18
High during period	$115.90	$109.47	$103.09	$77.14	$70.10
Low during period	$107.17	$95.31	$77.70	$63.80	$64.76
Common dividends per share	$0.60	$0.60	$0.60	$0.60	$0.54
FFO Payout Ratio	53.16%	49.20%	55.53%	58.65%	47.70%
FAD Payout Ratio	73.75%	63.91%	75.40%	89.03%	64.78%

Common Shares & Units
Common shares outstanding	45,774	43,226	43,133	42,456	41,942
Units outstanding	2,219	2,219	2,263	2,427	2,502
Total shares and units outstanding	47,993	45,445	45,396	44,883	44,444

Weighted average common shares and units outstanding - basic	47,495	45,421	45,169	44,596	44,426
Weighted average common shares and units outstanding - diluted	49,215	46,901	46,608	45,820	45,674

Market Capitalization
Market value of common equity	$5,360,818	$4,974,864	$4,607,694	$3,428,612	$3,030,192
Liquidation value of preferred equity	257,500	257,500	257,500	257,500	257,500
Consolidated debt	1,975,325	1,853,644	1,693,907	1,542,252	1,626,640
Consolidated market capitalization	$7,593,643	$7,086,008	$6,559,101	$5,228,364	$4,914,332
SLG portion JV debt	1,181,397	1,179,332	1,111,160	1,040,265	911,959
Combined market capitalization	$8,775,040	$8,265,340	$7,670,261	$6,268,629	$5,826,291

Consolidated debt to market capitalization	26.01%	26.16%	25.83%	29.50%	33.10%
Combined debt to market capitalization	35.97%	36.70%	36.57%	41.20%	43.57%

Consolidated debt service coverage	3.38	3.63	3.55	3.53	3.70
Consolidated fixed charge coverage	2.47	2.59	2.45	2.39	2.55
Combined fixed charge coverage	1.93	2.03	1.95	1.93	2.07

Portfolio Statistics
Directly owned office buildings	20	23	22	21	21
Joint venture office buildings	7	7	7	7	7
	27	30	29	28	28

Directly owned square footage	9,625,000	9,965,000	9,805,000	9,345,000	9,345,000
Joint venture square footage	8,814,900	8,814,900	8,814,900	8,814,900	8,814,900
	18,439,900	18,779,900	18,619,900	18,159,900	18,159,900

Quarter end occupancy-portfolio	96.1%	95.9%	95.2%	96.7%	96.0%
Quarter end occupancy- same store - wholly owned	97.0%	96.8%	96.1%	96.0%	94.9%
Quarter end occupancy- same store - combined (wholly owned + joint venture)	96.9%	96.9%	96.3%	96.5%	96.0%

SL Green Realty Corp. Key Financial Data September 30, 2006 (Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	9/30/2006	6/30/2006	3/31/2006	12/31/05	9/30/2005

Selected Balance Sheet Data
Real estate assets before depreciation	$2,824,688	$2,634,724	$2,343,714	$2,222,922	$2,183,267
Investments in unconsolidated joint ventures	$549,040	$571,418	$533,145	$543,189	$659,860
Structured finance investments	$347,558	$333,989	$466,173	$400,076	$400,049

Total Assets	$4,226,806	$3,691,952	$3,482,532	$3,309,777	$3,352,330

Fixed rate & hedged debt	$1,418,106	$1,419,065	$1,254,116	$1,255,141	$1,256,095
Variable rate debt	462,219	339,579	439,791	287,111	370,545
Total consolidated debt	$1,880,325	$1,758,644	$1,693,907	$1,542,252	$1,626,640

Total Liabilities	$2,239,912	$2,090,786	$1,893,838	$1,751,275	$1,821,699

Fixed rate & hedged debt-including SLG portion of JV debt	$1,957,206	$1,958,896	$1,768,857	$1,741,225	$1,732,776
Variable rate debt - including SLG portion of JV debt	1,104,516	979,080	1,036,210	841,292	805,823
Total combined debt	$3,061,722	$2,937,976	$2,805,067	$2,582,517	$2,538,599

Selected Operating Data
Property operating revenues	$113,124	$104,004	$97,948	$90,531	$88,049
Property operating expenses	58,867	53,269	52,824	46,583	46,686
Property operating NOI	$54,257	$50,735	$45,124	$43,948	$41,363
NOI from discontinued operations	1,674	2,079	1,694	2,601	2,055
Total property operating NOI	$55,931	$52,814	$46,818	$46,549	$43,418

SLG share of Property NOI from JVs	$36,587	$33,834	$32,130	$31,595	$32,770
SLG share of FFO from Gramercy Capital	$4,125	$3,694	$3,168	$3,205	$2,610
Structured finance income	$15,714	$17,305	$13,479	$11,266	$10,652
Other income	$9,517	$11,475	$9,900	$8,337	$16,897

Marketing general & administrative expenses	$13,829	$13,257	$12,986	$11,965	$13,418

Consolidated interest	$24,764	$22,901	$18,850	$20,100	$20,580
Combined interest	$43,990	$40,088	$34,428	$34,642	$33,487
Preferred Dividend	$4,969	$4,969	$4,969	$4,969	$4,969

Office Leasing Statistics
Total office leases signed	56	57	65	55	58
Total office square footage leased	586,223	427,862	539,399	963,087	341,458

Average rent psf	$62.67	$46.40	$37.74	$46.89	$43.79
Escalated rents psf	$49.81	$42.08	$32.33	$38.99	$41.68
Percentage of rent over escalated	25.8%	10.3%	16.7%	20.3%	5.1%
Tenant concession packages psf	$14.90	$24.89	$12.91	$39.57	$30.74
Free rent months	1.9	2.5	2.1	6.2	2.7

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

Assets	9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005
Commercial real estate properties, at cost:
Land & land interests	$349,073	$302,821	$270,351	$288,239	$288,080
Buildings & improvements fee interest	1,671,234	1,477,106	1,365,554	1,440,584	1,408,858
Buildings & improvements leasehold	705,900	703,843	695,601	481,891	474,121
Buildings & improvements under capital lease	12,208	12,208	12,208	12,208	12,208
	$2,738,415	$2,495,978	$2,343,714	$2,222,922	$2,183,267
Less accumulated depreciation	(253,136)	(236,727)	(231,561)	(219,295)	(205,443)
	$2,485,279	$2,259,251	$2,112,153	$2,003,627	$1,977,824
Other Real Estate Investments:
Investment in unconsolidated joint ventures	549,040	571,418	533,145	543,189	659,860
Structured finance investments	347,558	333,989	466,173	400,076	400,049

Assets held for sale	121,962	170,173	—	—	—
Cash and cash equivalents	176,444	14,184	20,535	24,104	14,193
Restricted cash	227,482	61,663	59,489	60,750	56,215
Tenant and other receivables, net of $12,608 reserve at 9/30/06	32,037	27,115	21,011	23,722	21,928
Related party receivables	9,563	8,330	6,329	7,707	3,598
Deferred rents receivable, net of reserve for tenant credit loss of $10,298 at 9/30/06	85,242	81,561	80,249	75,294	73,983
Deferred costs, net	74,223	73,747	77,145	79,428	68,518
Other assets	117,976	90,521	106,303	91,880	76,162

Total Assets	$4,226,806	$3,691,952	$3,482,532	$3,309,777	$3,352,330

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005
Liabilities and Stockholders’ Equity
Mortgage notes payable	$1,255,325	$1,078,999	$912,262	$885,252	$866,640
Unsecured & Secured term loans	525,000	525,000	525,000	525,000	525,000
Revolving credit facilities	—	54,645	156,645	32,000	135,000
Accrued interest	9,353	7,991	7,706	7,711	7,589
Accounts payable and accrued expenses	96,741	84,977	69,079	87,390	77,329
Deferred revenue	63,358	49,045	30,759	25,691	25,596
Capitalized lease obligations	16,359	16,325	16,292	16,260	16,228
Deferred land lease payable	16,782	16,625	16,469	16,312	16,179
Dividend and distributions payable	33,247	31,725	31,408	31,103	28,176
Security deposits	28,368	30,075	28,218	24,556	23,962
Liabilities related to assets held for sale	95,379	95,379	—	—	—
Junior subordinated deferrable interest debentures	100,000	100,000	100,000	100,000	100,000
Total Liabilities	$2,239,912	$2,090,786	$1,893,838	$1,751,275	$1,821,699

Minority interest in other partnerships	56,929	37,164	34,693	25,012	14,493
Minority interest in operating partnership (2,219 units outstanding) at 9/30/06	71,910	67,498	68,982	74,049	76,625

Stockholders’ Equity
7.625% Series C Perpetual Preferred Shares	151,981	151,981	151,981	151,981	151,981
7.875% Series D Perpetual Preferred Shares	96,321	96,321	96,321	96,321	96,321
Common stock, $.01 par value 100,000 shares authorized,
45,774 issued and outstanding at 9/30/06	458	432	431	425	419
Additional paid – in capital	1,268,491	991,241	983,144	959,858	936,923
Accumulated other comprehensive income	13,060	20,009	19,750	15,316	13,691
Retained earnings	327,744	236,520	233,392	235,540	240,178
Total Stockholders’ Equity	$1,858,055	$1,496,504	$1,485,019	$1,459,441	$1,439,513

Total Liabilities and Stockholders’ Equity	$4,226,806	$3,691,952	$3,482,532	$3,309,777	$3,352,330

COMPARATIVE STATEMENTS OF OPERATIONS Unaudited ($000’s omitted)

	Three Months Ended		Three Months Ended	Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2006	2005	2006	2006	2005
Revenues
Rental revenue, net	$93,233	$72,575	$87,746	$263,904	$210,972
Escalation and reimbursement revenues	19,891	15,474	16,258	51,171	39,553
Investment income	15,714	10,652	17,305	46,499	33,723
Other income	9,517	16,897	11,475	30,892	29,805
Total Revenues, net	138,355	115,598	132,784	392,466	314,053

Equity in net income from unconsolidated joint ventures	9,679	13,250	10,596	30,244	38,643

Operating expenses	34,920	27,213	29,258	93,662	72,529
Ground rent	4,846	4,835	4,921	14,687	14,089
Real estate taxes	19,101	14,638	19,090	56,613	43,553
Marketing, general and administrative	13,829	13,418	13,257	40,072	32,250
Total Operating Expenses	72,696	60,104	66,526	205,034	162,421

EBITDA	75,338	68,744	76,854	217,676	190,275

Interest	24,764	20,580	22,901	66,515	57,253
Amortization of deferred financing costs	1,140	1,887	1,242	3,096	3,586
Depreciation and amortization	19,289	14,763	17,938	53,493	42,779

Income Before Minority Interest and Items	30,145	31,514	34,773	94,572	86,657

Income from discontinued operations	1,595	1,415	1,786	4,497	4,530
Gain on sale of discontinued operations	94,631	—	—	94,410	33,856
Equity in net gain on sale of joint venture property	—	11,550	—	—	11,550
Minority interest	(2,713)	(2,180)	(2,530)	(7,092)	(4,979)
Net Income	123,658	42,299	34,029	186,387	131,614

Dividends on perpetual preferred shares	4,969	4,969	4,969	14,906	14,906

Net Income Available For Common Shareholders	$118,689	$37,330	$29,060	$171,481	$116,708

Earnings per Share
Net income per share (basic)	$2.62	$0.89	$0.67	$3.92	$2.80
Net income per share (diluted)	$2.53	$0.87	$0.65	$3.78	$2.72

COMPARATIVE COMPUTATION OF FFO AND FAD Unaudited ($000’s omitted - except per share data)

		Three Months Ended		Three Months Ended	Nine Months Ended
		September 30,	September 30,	June 30,	September 30,	September 30,
		2006	2005	2006	2006	2005
Funds from operations
Net Income before Minority Interests and Items		$30,145	$31,514	$34,773	$94,572	$86,657

Add:	Depreciation and amortization	19,289	14,763	17,938	53,493	42,779
	FFO from discontinued operations	1,674	2,054	2,079	5,447	6,403
	FFO adjustment for joint ventures	9,648	8,549	7,613	25,241	22,282
Less:	Dividends on preferred shares	4,969	4,969	4,969	14,906	14,906
	Non real estate depreciation and amortization	240	207	240	747	577
	Funds From Operations	$55,547	$51,704	$57,194	$163,100	$142,638

	Funds From Operations - Basic per Share	$1.17	$1.16	$1.26	$3.54	$3.23

	Funds From Operations - Diluted per Share	$1.13	$1.13	$1.22	$3.42	$3.14

Funds Available for Distribution
FFO		$55,547	$51,704	$57,194	163,100	142,638

Add:	Non real estate depreciation and amortization	240	207	240	747	577
	Amortization of deferred financing costs	1,140	1,887	1,242	3,096	3,586
	Non-cash deferred compensation	2,113	1,086	2,569	6,978	3,133
Less:	FAD adjustment for Joint Ventures	6,139	5,206	3,618	12,197	15,477
	FAD adjustment for discontinued operations	15	37	15	30	63
	Straight-line rental income and other non cash adjustments	4,517	4,144	5,164	15,303	14,129
	Second cycle tenant improvements	4,989	4,310	6,014	14,970	13,698
	Second cycle leasing commissions	976	2,601	785	5,733	6,873
	Revenue enhancing recurring CAPEX	138	73	—	427	183
	Non- revenue enhancing recurring CAPEX	2,228	440	1,617	4,104	746

Funds Available for Distribution		$40,038	$38,073	$44,032	$121,157	$98,766
	Diluted per Share	$0.81	$0.83	$0.94	$2.54	$2.17
First Cycle Leasing Costs
	Tenant improvements	1,091	2,459	824	3,306	3,717
	Leasing commissions	296	214	465	3,834	2,882

Funds Available for Distribution after First Cycle Leasing Costs		$38,651	$35,400	$42,743	$114,017	$92,167

Funds Available for Distribution per Diluted Weighted Average Unit and Common Share		$0.79	$0.78	$0.91	$2.39	$2.03

Redevelopment Costs		3,366	$2,971	4,113	$9,415	$5,808

Payout Ratio of Funds From Operations		53.16%	47.70%	49.20%	52.66%	51.59%
Payout Ratio of Funds Available for Distribution Before First Cycle Leasing Costs		73.75%	64.78%	63.91%	70.89%	74.51%

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY Unaudited ($000’s omitted)

						Accumulated
	Series C	Series D				Other
	Preferred	Preferred		Additional	Retained	Comprehensive
	Stock	Stock	Common Stock	Paid-In Capital	Earnings	Income	TOTAL

Balance at December 31, 2005	$151,981	$96,321	$425	$959,858	$235,540	$15,316	$1,459,441

Net Income					186,387		186,387
Preferred Dividend					(14,906)		(14,906)
Exercise of employee stock options			4	13,515			13,519
Stock-based compensation fair value				3,405			3,405
Cash distributions declared ($1.80 per common share)					(79,277)		(79,277)
Comprehensive Income - Unrealized gain of derivative instruments						(2,256)	(2,256)
Redemption of units and dividend reinvestment proceeds			3	15,565			15,568
Net proceeds from common stock offering			25	268,471			268,496
Deferred compensation plan			1	380			381
Amortization of deferred compensation				7,297			7,297
Balance at September 30, 2006	$151,981	$96,321	$458	$1,268,491	$327,744	$13,060	$1,858,055

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

	Common Stock	OP Units	Stock-Based Compensation	Sub-total	Preferred Stock	Diluted Shares

Share Count at December 31, 2005	42,455,829	2,426,786	—	44,882,615	—	44,882,615

YTD share activity	3,317,950	(208,261)	—	3,109,689	—	3,109,689
Share Count at September 30, 2006 - Basic	45,773,779	2,218,525	—	47,992,304	—	47,992,304

Weighting Factor	(1,989,372)	34,266	1,681,292	(273,814)		(273,814)
Weighted Average Share Count at September 30, 2006 - Diluted	43,784,407	2,252,791	1,681,292	47,718,490	—	47,718,490

TAXABLE INCOME Unaudited ($000’s omitted)

	Nine Months Ended
	September 30,	September 30,
	2006	2005

Net Income Available For Common Shareholders	$171,481	$116,708
Book/Tax Depreciation Adjustment	(22,671)	3,318
Book/Tax Gain Recognition Adjustment	(3,555)	(47,450)
Book/Tax JV Net equity adjustment	17,341	3,902
Other Operating Adjustments	(41,366)	(7,101)
C-corp Earnings	(2,931)	(1,179)
Taxable Income (Projected)	$118,299	$68,198

Dividend per share	$1.80	$1.62
Estimated payout of taxable income	70%	100%

Shares outstanding - basic	45,774	41,942

Payout of Taxable Income Analysis:

Estimated taxable income is derived from net income less straightline rent, free rent net of amortization of free rent, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation. The Company has deferred the taxable gain on the sales 29 West 35th Street, 17 Battery Place South, 90 Broad Street, 50 West 23rd Street, 1370 Broadway,1412 Broadway, 17 Battery Place North and 1466 Broadway through 1031 exchanges. In addition, the Company has deferred substantially all of the taxable gain resulting from the sale of an interest in One Park Avenue.

The 2006 estimated taxable income includes approximately $94.4 million of gains from asset sales. We expect to defer these gains for tax purposes through the use of various tax planning strategies.

JOINT VENTURE STATEMENTS Balance Sheet for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

	September 30, 2006		September 30, 2005
	Total Property	SLG Property Interest	Total Property	SLG Property Interest
Land & land interests	$647,117	$292,830	$647,784	$287,853
Buildings & improvements fee interest	2,907,955	1,308,663	2,690,114	1,195,595
Buildings & improvements leasehold	21,838	9,827	—	—
	3,576,910	1,611,320	3,337,898	1,483,448
Less accumulated depreciation	(207,307)	(97,634)	(135,238)	(64,230)

Net Real Estate	3,369,603	1,513,686	3,202,660	1,419,218

Cash and cash equivalents	97,041	45,008	51,070	21,879
Restricted cash	31,150	14,643	29,938	12,096
Tenant receivables, net of $1,746reserve at 9/30/06	12,506	5,855	5,824	2,692
Deferred rents receivable, net of reserve for tenant credit loss of $2,492at 9/30/06	75,107	35,817	50,403	24,743
Deferred costs, net	77,783	33,083	48,127	23,298
Other assets	37,057	17,313	30,814	14,388

Total Assets	$3,700,247	$1,665,405	$3,418,836	$1,518,314

Mortgage loans payable	$2,587,061	$1,181,397	$2,015,470	$911,959
Derivative Instruments-fair value	—	—	25	14
Accrued interest payable	11,811	5,278	6,533	3,017
Accounts payable and accrued expenses	63,878	29,265	63,529	27,107
Security deposits	7,543	3,557	6,320	2,997
Contributed Capital (1)	1,029,954	445,908	1,326,959	573,220

Total Liabilities and Equity	$3,700,247	$1,665,405	$3,418,836	$1,518,314

As of September 30, 2006 the Company has ten unconsolidated joint venture interests including a 66.18% economic interest in 1250 Broadway increased from 55% in August 2006, a 50% interest in 100 Park Avenue, a 16.67% interest in 1 Park Avenue, a 68.5% economic interest in 1515 Broadway increased from 55% in December 2005, a 45% interest in 1221 Avenue of the Americas, a 50% economic interest in 485 Lexington Avenue increased from 30% in January 2006, a 55% interest in the South Building of 1 Madison Avenue, a 30% interest in the Clock Tower of 1 Madison Avenue, a 45% interest in 379 West Broadway and a 48% interest in the Mack - Green Joint Venture. These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the company’s financial statements.

As we have been designated as the primary beneficiary under FIN 46(R), we have consolidated the accounts of the following four joint ventures including a 50% interest in 1551/1555 Broadway and 21 West 34th Street, a 50% interest in 141 Fifth Avenue, a 45% interest in 1604 Broadway and a 50% interest in 25-29 West 34th Street.

(1) Contributed capital includes adjustments to capital to reflect our share of capital based on implied sales prices of partially sold or contributed properties. Our investment in unconsolidated joint venture reflects our actual contributed capital base.

JOINT VENTURE STATEMENTS Statements of Operations for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

			Three Months Ended
	Three Months Ended September 30, 2006		June 30, 2006	Three Months Ended September 30, 2005
		SLG	SLG		SLG
	Total Property	Property Interest	Property Interest	Total Property	Property Interest
Revenues
Rental Revenue, net	$93,471	$46,957	$44,459	$91,681	$40,692
Escalation and reimbursement revenues	18,231	9,311	9,025	17,222	7,447
Investment and other income	7,621	2,821	835	5,624	2,603
Total Revenues, net	$119,323	$59,089	$54,319	$114,527	$50,742

Expenses
Operating expenses	$26,919	$13,585	$11,835	$23,792	$10,765
Ground rent	225	101	101	—	—
Real estate taxes	17,706	8,816	8,549	15,983	7,207
Total Operating Expenses	$44,850	$22,502	$20,485	$39,775	$17,972

GAAP NOI	$74,473	$36,587	$33,834	$74,752	$32,770
Cash NOI	$64,463	$31,592	$30,533	$67,627	$29,909

Interest	36,061	19,226	17,187	28,689	12,907
Amortization of deferred financing costs	1,200	694	760	1,421	617
Depreciation and amortization	21,402	10,625	8,491	18,403	8,146

Net Income	$15,810	$6,042	$7,396	$26,239	$11,100

Plus: Real estate depreciation	21,400	10,624	8,491	18,403	8,146
Funds From Operations	$37,210	$16,666	$15,887	$44,642	$19,246

FAD Adjustments:
Plus: Non real estate depreciation and amortization	$1,202	$695	$760	$1,421	$617
Less: Straight-line rental income and other non-cash adjustments	(10,010)	(4,995)	(3,302)	(7,125)	(2,861)
Less: Second cycle tenant improvement	(74)	(45)	(569)	(4,523)	(2,030)
Less: Second cycle leasing commissions	(3,561)	(1,553)	(128)	(1,610)	(748)
Less: Recurring CAPEX	(426)	(241)	(379)	(389)	(184)
FAD Adjustment	$(12,869)	$(6,139)	$(3,618)	$(12,226)	$(5,206)

JOINT VENTURE STATEMENTS Statements of Operations for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

	Nine Months Ended September 30, 2006		Nine Months Ended September 30, 2005
		SLG		SLG
	Total Property	Property Interest	Total Property	Property Interest
Revenues
Rental Revenue, net	$272,431	$134,006	$253,092	$114,070
Escalation and reimbursement revenues	55,103	27,388	45,095	20,595
Investment and other income	11,193	4,634	6,298	3,017
Total Revenues, net	$338,727	$166,028	$304,485	$137,682

Expenses
Operating expenses	$75,676	$37,397	$64,592	$29,695
Ground rent	675	303	—	—
Real estate taxes	52,727	25,777	47,814	21,877
Total Operating Expenses	$129,078	$63,477	$112,406	$51,572

GAAP NOI	$209,649	$102,551	$192,079	$86,110
Cash NOI	$184,894	$91,519	$170,792	$76,611

Interest	99,877	51,991	66,985	29,414
Amortization of deferred financing costs	4,012	2,225	3,577	1,630
Depreciation and amortization	56,611	27,568	48,536	21,578

Net Income	$49,149	$20,767	$72,981	$33,488

Plus: Real estate depreciation	56,609	27,567	48,536	21,578
Funds From Operations	$105,758	$48,334	$121,517	$55,066

FAD Adjustments:
Plus: Non real estate depreciation and amortization	$4,014	$2,226	$3,577	$1,630
Less: Straight-line rental income and other non-cash adjustments	(24,750)	(11,030)	(21,186)	(9,496)
Less: Second cycle tenant improvement	(2,168)	(1,016)	(10,294)	(4,442)
Less: Second cycle leasing commissions	(4,013)	(1,740)	(5,785)	(2,907)
Less: Recurring CAPEX	(1,145)	(637)	(535)	(261)
FAD Adjustment	$(28,062)	$(12,197)	$(34,223)	$(15,476)

Gramercy Joint Venture Statements Unaudited ($000’s omitted)

Balance Sheets

	September 30,	June 30,
	2006	2006
Assets
Cash	$39,842	$38,055
Loans and other lending investments, net	2,064,058	1,655,566
Investment in joint ventures	58,512	59,243
Operating real estate, net	94,298	83,988
Other assets	283,244	130,784
Total Assets	$2,539,954	$1,967,636

Liabilities and Stockholders’ Equity
Repurchase agreement	$58,739	$393,170
Collateralized debt obligation	1,714,250	810,500
Mortgage note payable	94,525	94,525
Other liabilities	68,649	61,153
Junior subordinated deferrable interest debentures	150,000	150,000
Total Liabilities	2,086,163	1,509,348

Minority interest in operating real estate

Stockholders’ Equity
Total stockholders’ equity	453,791	458,288

Total Liabilities and Stockholders’ Equity	$2,539,954	$1,967,636

Total Outstanding Shares	25,835	25,818

Total SLG Shares	6,418	6,418

SLG Investment in Gramercy at Cost	$113,682	$113,682

Income Statements

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005
Revenues
Investment Income	$45,299	$21,060	$116,313	$46,999
Rental Revenue - net	—	314	914	314
Other income	5,156	5,218	13,724	8,727
Total revenues	50,455	26,592	130,951	56,040

Expenses
Interest	25,782	11,250	64,280	20,316
Management fees	4,409	2,726	11,793	6,264
Incentive fees	1,822	1,038	4,592	1,038
Depreciation and amortization	278	105	962	232
Marketing, general and administrative	2,169	1,456	7,719	4,722
Provision for loan loss	(70)	430	430	955
Total expenses	34,390	17,005	89,776	33,527

Income from continuing operations before equity in net loss
of unconsolidated joint ventures, minority interest and taxes	16,065	9,587	41,175	22,513
Equity in net loss of unconsolidated joint ventures	(734)	(510)	(2,090)	(914)
Income from continuing operations before minority interest and taxes	15,331	9,077	39,085	21,599

Provision for taxes	(795)	(500)	(1,178)	(1,000)
Net income available to common shareholders	14,536	8,577	37,907	20,599
Plus: Real estate depreciation	1,948	1,870	6,045	3,070
FFO	$16,484	$10,447	$43,952	$23,669

SLG share of net income	$3,638	$2,144	$9,478	$5,150

SLG share of FFO	$4,125	$2,610	$10,987	$5,919

GKK Manager

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005
Base management income	$2,704	$1,676	$7,441	$4,209
Other fee income	2,583	1,038	6,360	1,786
Marketing, general and administrative expenses	(2,223)	(2,571)	(6,159)	(5,230)
Net Income before minority interest	3,064	143	7,642	765
Less: minority interest	(1,047)	(47)	(2,612)	(172)
SLG share of GKK Manager net income	2,017	96	5,030	593
Servicing and administrative reimbursements	949	610	2,592	1,617
Net management income and reimbursements from Gramercy	$2,966	$706	$7,622	$2,210

SELECTED FINANCIAL DATA Capitalization Analysis Unaudited ($000’s omitted)

9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005
Market Capitalization
Common Equity:
Common Shares Outstanding	45,774	43,226	43,133	42,456	41,942
OP Units Outstanding	2,219	2,219	2,263	2,427	2,502
Total Common Equity (Shares and Units)	47,993	45,445	45,396	44,883	44,444
Share Price (End of Period)	$111.70	$109.47	$101.50	$76.39	$68.18
Equity Market Value	$5,360,818	$4,974,864	$4,607,694	$3,428,612	$3,030,192

Preferred Equity at Liquidation Value:	257,500	257,500	257,500	257,500	257,500

Real Estate Debt
Property Level Mortgage Debt	1,255,325	1,078,999	912,262	885,252	866,640
Outstanding Balance on - Term Loans	525,000	525,000	525,000	525,000	525,000
Outstanding Balance on – Unsecured Credit Line	-	54,645	156,645	32,000	135,000
Junior Subordinated Deferrable Interest Debentures	100,000	100,000	100,000	100,000	100,000
Liability Held for Sale	95,000	95,000	—	—	—
Total Consolidated Debt	1,975,325	1,853,644	1,693,907	1,542,252	1,626,640
Company’s Portion of Joint Venture Debt	1,181,397	1,179,332	1,111,160	1,040,265	911,959
Total Combined Debt	3,156,722	3,032,976	2,805,067	2,582,517	2,538,599

Total Market Cap (Debt & Equity)	$8,775,040	$8,265,340	$7,670,261	$6,268,629	$5,826,291

Availability under Lines of Credit
Senior Unsecured Line of Credit	486,482	(A)	431,837	329,275	453,920	359,612
Term Loans	—	—	—	—	—
Total Availability	$486,482	$431,837	$329,275	$453,920	$359,612

Combined Capitalized Interest	$5,069	$4,342	$4,291	$2,388	$2,161

Ratio Analysis
Consolidated Basis
Debt to Market Cap Ratio	26.01%	26.16%	25.83%	29.50%	33.10%
Debt to Gross Real Estate Book Ratio	69.65%	69.79%	72.65%	69.76%	74.92%
Secured Real Estate Debt to Secured Assets Gross Book	75.11%	74.76%	72.62%	75.60%	75.41%
Unsecured Debt to Unencumbered Assets-Gross Book Value	41.37%	44.60%	54.55%	44.28%	55.21%

Joint Ventures Allocated
Combined Debt to Market Cap Ratio	35.97%	36.70%	36.57%	41.20%	43.57%
Debt to Gross Real Estate Book Ratio	72.78%	74.19%	72.37%	69.82%	69.46%
Secured Debt to Secured Assets Gross Book	74.26%	74.13%	72.25%	72.17%	67.56%

(A) As reduced by $13,518 letter of credit

SELECTED FINANCIAL DATA Property NOI and Coverage Ratios Unaudited ($000’s omitted)

		Three Months Ended		Three Months Ended	Nine Months Ended
		September 30,	September 30,	June 30,	September 30,	September 30,
		2006	2005	2006	2006	2005
	Property NOI

	Property Operating NOI	$54,257	$41,363	$50,735	$150,113	$120,354
	NOI from Discontinued Operations	1,674	2,055	2,079	5,447	4,890
	Total Property Operating NOI - Consolidated	55,931	43,418	52,814	155,560	125,244
	SLG share of Property NOI from JVs	36,587	32,770	33,834	102,551	86,110
	GAAP NOI	$92,518	$76,188	$86,648	$258,111	$211,354

Less:	Free Rent (Net of Amortization)	2,566	2,024	1,742	6,529	9,770
	Net FAS 141 Adjustment	1,004	587	1,052	2,845	1,919
	Straightline Revenue Adjustment	7,028	5,753	6,693	20,079	15,895

Plus:	Allowance for S/L tenant credit loss	1,000	1,253	951	2,884	3,796
	Ground Lease Straight-line Adjustment	157	136	157	471	456
	Cash NOI	$83,077	$69,213	$78,269	$232,013	$188,022

	Components of Debt Service and Fixed Charges

	Interest Expense	24,960	20,760	23,093	67,092	58,052
	Fixed Amortization Principal Payments	961	883	941	2,927	2,571
	Total Consolidated Debt Service	25,921	21,643	24,034	70,019	60,623

	Payments under Ground Lease Arrangements	4,764	4,786	4,851	14,466	13,894
	Dividend on perpetual preferred shares	4,969	4,969	4,969	14,907	14,907
	Total Consolidated Fixed Charges	35,654	31,398	33,854	99,392	89,424

	Adjusted EBITDA	89,660	80,141	88,942	256,704	220,201
	Interest Coverage Ratio	3.50	3.86	3.77	3.66	3.79
	Debt Service Coverage Ratio	3.38	3.70	3.63	3.51	3.63
	Fixed Charge Coverage Ratio	2.47	2.55	2.59	2.51	2.46

SELECTED FINANCIAL DATA 2006 Same Store - Consolidated Unaudited ($000’s omitted)

		Three Months Ended			Three Months Ended	Nine Months Ended
		September 30,	September 30,		June 30,	September 30,	September 30,
		2006	2005	%	2006	2006	2005	%
Revenues
	Rental Revenue, net	76,633	71,801	7%	75,683	226,927	214,104	6%
	Escalation & Reimbursement Revenues	16,747	14,042	19%	14,179	44,564	37,026	20%
	Investment Income	418	200	109%	316	961	500	92%
	Other Income	1,081	723	50%	360	3,750	2,428	54%
	Total Revenues	94,879	86,766	9%	90,538	276,202	254,058	9%
Expenses
	Operating Expense	28,026	25,188	11%	23,381	75,825	68,812	10%
	Ground Rent	4,750	4,835	-2%	4,825	14,399	14,089	2%
	Real Estate Taxes	16,372	15,613	5%	16,887	50,301	47,379	6%
		49,148	45,636	8%	45,093	140,525	130,280	8%

	EBITDA	45,731	41,130	11%	45,445	135,677	123,778	10%

	Interest Expense & Amortization of Financing costs	11,071	11,169	-1%	11,018	33,042	32,190	3%
	Depreciation & Amortization	14,150	13,114	8%	14,066	42,011	38,560	9%

	Income Before Minority Interest	20,510	16,847	22%	20,361	60,624	53,028	14%
Plus:	Real Estate Depreciation & Amortization	14,138	13,104	8%	14,056	41,979	38,531	9%

	FFO	34,648	29,951	16%	34,417	102,603	91,559	12%

Less:	Non – Building Revenue	464	379	22%	531	1,386	1,069	30%

Plus:	Interest Expense & Amortization of Financing costs	11,071	11,169	-1%	11,018	33,042	32,190	3%
	Non Real Estate Depreciation	12	10	20%	10	31	29	7%
	GAAP NOI	45,267	40,751	11%	44,914	134,290	122,709	9%

Cash Adjustments
Less:	Free Rent (Net of Amortization)	426	1,621	-74%	1,453	3,893	6,781	-43%
	Straightline Revenue Adjustment	3,269	2,553	28%	3,191	9,718	7,897	23%
	Rental Income - FAS 141	293	293	0%	289	867	867	0%
Plus:	Allowance for S/L tenant credit loss	638	883	-28%	696	2,015	2,752	-27%
	Ground Lease Straight-line Adjustment	87	136	-36%	87	260	456	-43%
	Cash NOI	42,004	37,303	13%	40,764	122,087	110,372	11%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	47.62%	46.70%		49.52%	48.51%	47.98%
	Cash NOI to Real Estate Revenue, net	44.19%	42.74%		44.94%	44.10%	43.16%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	52.62%	52.24%		54.84%	53.71%	53.49%
	Cash NOI before Ground Rent/Real Estate Revenue, net	49.10%	48.13%		50.17%	49.21%	48.49%

SELECTED FINANCIAL DATA 2006 Same Store - Joint Venture Unaudited ($000’s omitted)

		Three Months Ended			Nine Months Ended
		September 30,	September 30,		September 30,	September 30,
		2006	2005	%	2006	2005	%
Revenues
	Rental Revenue, net	33,702	33,006	2%	101,266	99,680	2%
	Escalation & Reimbursement Revenues	8,762	7,525	16%	26,016	21,117	23%
	Investment Income	517	81	542%	1,176	240	390%
	Other Income	2,094	2,371	-12%	2,903	2,430	19%
	Total Revenues	45,075	42,983	5%	131,361	123,467	6%
Expenses
	Operating Expense	11,676	10,863	7%	33,732	29,610	14%
	Ground Rent	—	—		—
	Real Estate Taxes	7,954	7,483	6%	24,230	22,487	8%
		19,630	18,346	7%	57,962	52,097	11%

	EBITDA	25,445	24,637	3%	73,399	71,370	3%

	Interest Expense & Amortization of Financing costs	11,405	7,097	61%	32,437	19,167	69%
	Depreciation & Amortization	6,142	5,877	4%	18,177	17,310	5%

	Income Before Minority Interest	7,899	11,662	-32%	22,785	34,893	-35%
Plus:	Real Estate Depreciation & Amortization	6,141	5,877	4%	18,175	17,308	5%

	FFO	14,040	17,539	-20%	40,960	52,201	-22%

Less:	Non – Building Revenue	521	84	520%	1,192	252	373%

Plus:	Interest Expense & Amortization of Financing costs	11,405	7,097	61%	32,437	19,167	69%
	Non Real Estate Depreciation	1	0	10%	2	2	19%
GAAP NOI		24,924	24,553	2%	72,207	71,118	2%

Cash Adjustments
Less:	Free Rent (Net of Amortization)	392	170	131%	24	2,830	-99%
	Straightline Revenue Adjustment	1,021	1,316	-22%	3,451	4,716	-27%
	FAS 141	245	245	0%	733	733	0%
Plus:	Allowance for S/L tenant credit loss	154	261	-41%	383	809	-53%
	Ground Lease Straight-line Adjustment	—	—	—	—
Cash NOI		23,420	23,084	1%	68,382	63,647	7%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	55.75%	56.89%		55.31%	57.34%
	Cash NOI to Real Estate Revenue, net	52.38%	53.48%		52.38%	51.32%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	55.75%	56.89%		55.31%	57.34%
	Cash NOI before Ground Rent/Real Estate Revenue, net	52.38%	53.48%		52.38%	51.32%

DEBT SUMMARY SCHEDULE Unaudited ($000’s omitted)

		Principal O/S		2006			As-Of
		Outstanding		Principal	Maturity	Due at	Right	Earliest
		9/30/2006 (5)	Coupon	Repayment	Date	Maturity	Extension	Prepayment
Fixed rate debt

Secured fixed Rate Debt
125 Broad Street		74,196	8.29%	803	Oct-07	73,341	—	Open
673 First Avenue		33,986	5.67%	657	Feb-13	28,984	—	Feb-06
70 W. 36th Street		11,255	7.87%	214	May-09	10,629	—	Open
711 Third Avenue		120,000	4.99%	—	Jun-15	120,000	—	Mar-15
220 E 42nd Street		210,000	5.24%	—	Nov-13	182,394	—	Dec-06
420 Lexington Avenue		115,778	8.44%	2,284	Nov-10	104,691	—	Open
625 Madision Avenue		102,000	6.27%	166	Nov-15	78,595	—	Open
609 Fifth Avenue		102,000	5.85%	209	Oct-13	91,342	—	Jul-13

		769,215	6.25%	4,333		689,976

Secured fixed Rate Debt-Other
Wells Fargo Secured Term Loan (Libor + 125 bps) (1)		160,000	5.57%	—	May-10	154,923	—	—
609 Partners, LLC		63,891	5.00%	—	Jun-16	63,891	—	Jun-08
		223,891	5.41%	—		218,814
Unsecured fixed rate debt
Wells Fargo Unsecured Term Loan (Libor swap + 140bps) (2)		325,000	5.07%	—	Aug-09	325,000	—	Aug-07
Junior Subordinated Deferrable Interest Debentures		100,000	5.61%	—	Jul-15	100,000	—	—
		425,000	5.20%	—		425,000

	Total Fixed Rate Debt/Wtd Avg	1,418,106	5.80%	4,333		1,333,790

Floating rate Debt
Secured floating rate debt
Wells Fargo Secured Term Loan (Libor + 125 bps)		40,000	6.64%	—	May-10	40,000	—	—
1551/1555 Broadway & 21 W. 34th Street (Libor + 200 bps) (3)		96,762	7.36%	—	Aug-08	96,762	—	Open
141 Fifth Avenue (Libor + 225 bps) (3)		10,457	7.59%	—	Sep-07	10,457	Sep-10	—
521 Fifth Avenue (Libor + 100 bps)		140,000	6.35%	—	Apr-11	140,000	—	Open
717 Fifth Avenue (Libor + 160 bps)		175,000	6.93%	—	Sep-08	175,000	—	—

		462,219	6.83%	—		462,219

Unsecured floating rate debt
Senior Unsecured Line of Credit (Libor + 110 bps)		—	6.43%	—	Sep-08	—	Aug-09	Open
		—	6.43%	—		—

	Total Floating Rate Debt/Wtd Avg	462,219	6.83%	—		462,219

	Total Debt/Wtd Avg	1,880,325	6.06%	4,333		1,796,009
Weighted Average Balance & Interest Rate		1,766,470	6.00%

SUMMARY OF JOINT VENTURE DEBT

	Principal O/S
	Gross Principal	SLG Share
Joint Venture Debt
1250 Broadway (Libor + 120bps)	115,000	63,250	6.56%	—	Aug-06	63,250	Aug-09	Open
1221 Avenue of Americas (Libor + 75bps) (4)	170,000	76,500	5.78%	—	Dec-10	76,500	Dec-08	Open
1515 Broadway (Libor + 90 bps)	625,000	343,750	6.24%	—	Nov-07	343,750	Jul-09	Open
1 Park Avenue	238,500	39,830	5.80%	—	May-14	39,830	—	Open
100 Park Avenue (3)	175,000	87,325	6.52%	—	Nov-15	81,873	—	Open
485 Lexington Ave (Libor + 135bps)	335,702	100,711	6.70%	—	Jan-09	100,711	Jul-09	Open
1 Madison Avenue - South Building	685,150	376,833	5.91%	2,536	May-20	222,492	—	Jun-20
1 Madison Avenue - Clock Tower (Libor + 160bps)	127,323	38,197	6.99%	—	Nov-07	38,197	Nov-08	Nov-06
379 West Broadway (Libor + 225bps) (3)	12,838	5,777	7.59%	—	Dec-07	5,777	Dec-10	—
Mack - Green Joint Venture	102,550	49,224	7.86%	254	May-08 & Aug-14	45,398	—	—

Total Joint Venture Debt/Wtd Avg	2,587,063	1,181,397	6.27%	2,790		1,017,778

Weighted Average Balance & Interest Rate with SLG JV debt		2,945,506	6.11%

(1) There is a LIBOR swap on this loan of 4.65% from May 2006 through December 2008.

(2) WF term loan consists of three tranches which mature in June 2008 and a fourth tranch which matures in August 2009. The blended rates on the step -up swaps for this loan are as follows: 3.57% on $100mm, 3.51% on $35mm, 3.95% on $65mm, and 4.21% on $125mm.

(3) Committed amount for 1551/1555 Broadway and 21 West 34th Street is $112.7mm, for 141 Fifth Avenue is $12.58mm, for 1 Madison Avenue is $205.1mm , for 100 Park is $175mm and for 379 West Broadway is $13.25mm.

(4) There is a LIBOR swap of 4.76% on $65mm of this loan.

(5) 55 Corporate Drive is excluded from this schedule since the property is classified as property held for sale.

SUMMARY OF GROUND LEASE ARRANGEMENTS Consolidated Statement (REIT) ($000’s omitted)

	2006 Scheduled	2007 Scheduled	2008 Scheduled	2009 Scheduled	Deferred Land	Year of
Property	Cash Payment	Cash Payment	Cash Payment	Cash Payment	Lease Obligations (1)	Maturity

Operating Leases
673 First Avenue	3,010	3,010	3,010	3,010	15,677	2037
420 Lexington Avenue (2)	7,074	7,074	7,074	7,074	—	2008	(3)
711 Third Avenue (2) (4)	1,550	1,550	1,550	1,550	849	2032
461 Fifth Avenue (2)	2,100	2,100	2,100	2,100	—	2027	(5)
625 Madison Avenue (2)	4,613	4,613	4,613	4,613	—	2022	(6)
1604 Broadway (2)	2,350	2,350	2,350	2,350	256	2021	(7)

Total	20,697	20,697	20,697	20,697	16,782

Capitalized Lease
673 First Avenue	1,416	1,416	1,416	1,416	16,359	2037

(1) Per the balance sheet at September 30, 2006

(2) These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.

(3) Subject to renewal at the Company’s option through 2029.

(4) Excludes portion payable to SL Green as owner of 50% leasehold.

(5) The Company has an option to purchase the ground lease for a fixed price on a specific date.

(6) Subject to renewal at the Company’s option through 2054.

(7) Subject to renewal at the Company’s option through 2036.The Company has a 45% interest in this property.

STRUCTURED FINANCE ($000’s omitted)

	Assets	Wtd Average	Wtd Average	Current	Libor
	Outstanding	Assets during quarter	Yield during quarter	Yield	Rate

6/30/2005	396,862	413,571	10.27%	10.26%	3.34%

Originations/Accretion (1)	—
Preferred Equity	58,000
Redemptions /Amortization	(54,813)
9/30/2005	400,049	398,433	10.26%	10.34%	3.86%

Originations/Accretion (1)	152
Preferred Equity	—
Redemptions /Amortization	(125)
12/31/2005	400,076	399,889	10.43%	10.44%	4.39%

Originations/Accretion (1)	61,127
Preferred Equity	5,000
Redemptions /Amortization	(30)
3/31/2006	466,173	453,085	10.27%	10.57%	4.83%

Originations/Accretion (1)	37,282
Preferred Equity	7,000
Redemptions /Amortization	(176,466)
6/30/2006	333,989	409,728	10.31%	10.04%	5.33%

Originations/Accretion (1)	288
Preferred Equity	32,500
Redemptions /Amortization	(19,219)
9/30/2006	347,558	351,249	10.32%	10.17%	5.32%

(1) Accretion includes original issue discounts and compounding investment income.

STRUCTURED FINANCE ($000’s omitted)

Type of Investment	Quarter End Balance(1)	Senior Financing	Exposure Psf	Wtd Average Yield during quarter	Current Yield

Junior Mortgage Participation	$85,418	$762,500	$236	11.18%	10.93%

Mezzanine Debt	$145,946	$675,000	$366	8.82%	8.70%

Preferred Equity	$116,194	$3,103,724	$190	11.68%	11.47%

Balance as of 9/30/06	$347,558	$4,541,224	$253	10.32%	10.17%

Current Maturity Profile (2)

(1) Most investments are indexed to Libor and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.

(2) The weighted maturity is 6.9 years.

SELECTED PROPERTY DATA

			Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Sq. Feet	Sq. Feet	Sep-06	Jun-06	Mar-06	Dec-05	Sep-05	Rent ($’s)	100%	SLG	Tenants
PROPERTIES 100% OWNED
“Same Store”					%	%	%	%	%	$	%	%
110 East 42nd Street	Grand Central North	Fee Interest	181,000	1	98.7	96.7	94.5	96.5	89.6	7,153,380	2	1	29
125 Broad Street	Downtown	Fee Interest	525,000	3	100.0	100.0	100.0	100.0	100.0	18,297,540	5	3	4
1372 Broadway	Garment	Fee Interest	508,000	3	85.7	85.7	86.4	84.1	84.1	15,930,696	4	3	20
220 East 42nd Street	Midtown	Fee Interest	1,135,000	6	100.0	100.0	99.5	99.5	99.6	42,536,184	11	7	38
292 Madison Avenue	Grand Central South	Fee Interest	187,000	1	99.7	99.7	99.7	99.7	99.7	7,853,568	2	1	19
317 Madison Avenue	Grand Central	Fee Interest	450,000	2	91.7	94.6	93.7	93.7	86.4	18,261,768	5	3	86
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease	1,188,000	6	98.9	98.0	97.4	97.1	97.0	56,261,244	14	9	255
440 Ninth Avenue	Garment	Fee Interest	339,000	2	99.4	99.4	99.4	100.0	100.0	10,723,344	3	2	12
461 Fifth Avenue	Midtown	Leasehold Interest	200,000	1	87.6	87.6	89.7	89.7	89.7	10,603,452	3	2	16
470 Park Avenue South	Park Avenue South/Flatiron	Fee Interest	260,000	1	100.0	100.0	96.9	93.8	93.1	9,889,776	3	2	29
555 West 57th Street	Midtown West	Fee Interest	941,000	5	99.9	99.9	100.0	100.0	100.0	28,343,460	7	5	16
625 Madison Avenue	Plaza District	Leasehold Interest	563,000	3	99.0	99.0	91.7	91.7	83.3	38,735,580	10	6	34
673 First Avenue	Grand Central South	Leasehold Interest	422,000	2	82.7	82.7	77.8	77.8	77.8	11,547,048	3	2	11
70 West 36th Street	Garment	Fee Interest	151,000	1	98.2	96.0	95.2	96.1	96.7	4,450,788	1	1	27
711 Third Avenue	Grand Central North	Operating Sublease (1)	524,000	3	100.0	96.1	100.0	100.0	99.3	23,765,436	6	4	19
750 Third Avenue	Grand Central North	Fee Interest	780,000	4	98.0	98.0	98.0	100.0	100.0	34,476,336	9	6	18
Subtotal / Weighted Average			8,354,000	45	97.0	96.8	96.1	96.0	94.9	$338,829,600	86	56	633

Adjustments
19 West 44th Street	Midtown	Fee Interest	292,000	2	99.4	98.5	98.1	96.8	95.8	11,169,312	3	2	66
28 West 44th Street	Midtown	Fee Interest	359,000	2	95.7	96.2	95.0	94.2	93.1	12,751,728	3	2	74
521 Fifth Avenue	Midtown	Leasehold Interest	460,000	2	94.2	94.2	97.4	—	—	18,382,968	5	3	50
609 Fifth Avenue	Midtown	Fee Interest	160,000	1	98.8	98.8	—	—	—	12,599,400	3	2	22
Subtotal / Weighted Average			1,271,000	7	96.4	96.3	96.8	95.4	94.3	$54,903,408	14	9	212

Total / Weighted Average Properties 100% Owned			9,625,000	52	96.9	96.8	96.2	96.0	94.9	$393,733,008	100	65	845

PROPERTIES < 100% OWNED (Unconsolidated)
“Same Store”
1 Park Avenue - 16.7%	Grand Central	Fee Interest	913,000	5	93.5	97.8	97.8	97.8	97.8	36,189,612		1	19
1250 Broadway - 55%	Penn Station	Fee Interest	670,000	4	98.6	95.5	95.8	95.8	95.5	24,619,296		3	34
1515 Broadway - 55%	Times Square	Fee Interest	1,750,000	9	99.0	99.6	100.0	100.0	100.0	84,841,980		10	10
100 Park Avenue - 50%	Grand Central South	Fee Interest	834,000	5	93.3	93.8	89.7	92.7	92.7	34,223,640		3	36
1221 Avenue of the Americas - 45%	Rockefeller Center	Fee Interest	2,550,000	14	97.3	96.6	96.5	96.5	96.2	139,376,616		10	25
Subtotal / Weighted Average			6,717,000	36	96.8	97.1	96.7	97.0	96.9	$319,251,144		27	124

Adjustments
485 Lexington Avenue - 30%	Grand Central North	Fee Interest	921,000	5	78.7	74.1	71.2	100.0	100.0	34,956,384		3	9
1 Madison Avenue - 55%	Park Avenue South	Fee Interest	1,176,900	6	98.6	98.6	97.5	97.5	97.5	55,327,440		5	3
Subtotal / Weighted Average			2,097,900	11	89.8	87.8	86.0	98.6	98.6	$90,283,824		8	12

Total / Weighted Average Properties Less Than 100% Owned			8,814,900	48	95.2	94.9	94.1	97.4	97.3	$409,534,968		35	136

Grand Total / Weighted Average			18,439,900	100	96.1	95.9	95.2	96.7	96.0	$803,267,976			981
Grand Total - SLG share of Annualized Rent										$601,882,409		100

Same Store Occupancy % - Combined			15,071,000	82	96.9	96.9	96.3	96.5	96.0

(1) Including Ownership of 50% in Building Fee.

RETAIL & DEVELOPMENT PROPERTIES
1 Madison Avenue - Clock Tower - 30%	Park Avenue South	Fee Interest	220,000	43	—	—	—	—	—	N/A	N/A	N/A	N/A
1551-1555 Broadway - 50%	Times Square	Fee Interest	23,600	5	—	—	—	—	—	N/A	N/A	N/A	N/A
1604 Broadway - 45%	Times Square	Leasehold Interest	41,100	8	17.2	17.2	17.2	17.2	—	2,288,676	11	5	2
21 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	20,100	4	—	25.0	25.0	100.0	—	N/A	N/A	N/A	N/A
25-27 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	21,700	4	30.7	30.7	30.7	—	—	1,000,620	5	3	3
29 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	29,300	6	69.1	74.4	74.4	—	—	943,488	5	2	6
379 West Broadway - 45%	Cast Iron/Soho	Leasehold Interest	62,006	12	100.0	100.0	100.0	100.0	—	2,775,084	14	6	7
717 Fifth Avenue - 92%	Midtown/Plaza District	Fee Interest	76,400	15	63.1	—	—	—	—	12,147,276	61	56	8
141 Fifth Avenue - 50%	Flat Iron	Fee Interest	21,500	4	100.0	100.0	100.0	100.0	100.0	819,804	4	2	4
Total / Weighted Average Retail/Development Properties			515,706	100	N/A	N/A	N/A	N/A	N/A	$19,974,948	100	74	30

LARGEST TENANTS BY SQUARE FEET LEASED

Wholly Owned Portfolio + Allocated JV Properties								% of
			Total			% of	SLG Share of	SLG Share of
		Lease	Leased	Annualized	PSF	Annualized	Annualized	Annualized	Credit
Tenant Name	Property	Expiration	Square Feet	Rent ($)	Annualized	Rent	Rent($)	Rent	Rating (1)

Viacom International, Inc.	1515 Broadway	2008, 2010, 2012, 2013 & 2015	1,410,339	$72,624,156	$51.49	9.0%	$49,711,235	8.3%	BBB
Credit Suisse Securities (USA), Inc.	1 Madison Avenue	2020	1,123,879	44,955,156	$40.00	5.6%	24,725,336	4.1%	A+
Citigroup, N.A.	125 Broad Street, 1 Park Avenue, 750 Third Avenue & 485 Lexington Avenue	2007, 2010 & 2017	646,266	28,023,912	$43.36	3.5%	19,916,619	3.3%	AA+
Morgan Stanley & Co. Inc.	1221 Ave.of the Americas	Various	605,426	43,128,833	$71.24	5.4%	19,407,975	3.2%	A+
Omnicom Group	220 East 42nd Street, 420 Lexington Avenue & 485 Lexington Avenue	2008, 2009, 2010 & 2017	573,470	20,976,492	$36.58	2.6%	20,976,492	3.5%	A-
Societe Generale	1221 Ave.of the Americas	Various	486,663	25,680,288	$52.77	3.2%	11,556,130	1.9%	AA-
The McGraw Hill Companies, Inc.	1221 Ave.of the Americas	Various	420,328	20,007,564	$47.60	2.5%	9,003,404	1.5%	A+
Advance Magazine Group	750 Third Avenue & 485 Lexington Avenue	2021	342,720	12,690,012	$37.03	1.6%	11,441,406	1.9%
Visiting Nurse Service of New York	1250 Broadway	2006 & 2018	295,870	9,616,908	$32.50	1.2%	6,363,989	1.1%
C.B.S. Broadcasting, Inc.	555 West 57th Street	2013 & 2017	253,316	8,630,352	$34.07	1.1%	8,630,352	1.4%	BBB
The City University of New York - CUNY	555 West 57th Street & 28 West 44th Street	2006, 2010, 2011, 2015 & 2016	234,487	7,995,120	$34.10	1.0%	7,995,120	1.3%
New York Presbyterian Hospital	555 West 57th Street & 673 First Avenue	2006, 2009, & 2021	234,352	7,278,216	$31.06	0.9%	7,278,216	1.2%
Polo Ralph Lauren Corporation	625 Madison Avenue	2019	234,207	11,415,468	$48.74	1.4%	11,415,468	1.9%	BBB
BMW of Manhattan	555 West 57th Street	2012	227,782	4,217,232	$18.51	0.5%	4,217,232	0.7%
The Travelers Indemnity Company	485 Lexington Avenue	2016	214,978	10,748,904	$50.00	1.3%	5,374,452	0.9%	A+
Teachers Insurance & Annuity Association	750 Third Avenue	2008, 2009 & 2015	188,625	8,516,496	$45.15	1.1%	8,516,496	1.4%	AAA
The Columbia House Company	1221 Ave.of the Americas	Various	175,312	8,716,752	$49.72	1.1%	3,922,538	0.7%	B2
The Mt. Sinai Hospital and NYU Hospital Centers	1 Park Avenue & 625 Madison Avenue	2013, 2015 & 2016	173,741	6,814,440	$39.22	0.8%	1,677,775	0.3%
The Segal Company	1 Park Avenue	2009	157,947	6,839,256	$43.30	0.9%	1,140,104	0.2%
J & W Seligman & Co., Incorporated	100 Park Avenue	2009	148,726	5,905,572	$39.71	0.7%	2,952,786	0.5%	AAA
Sonnenschein, Nath & Rosenthal	1221 Ave.of the Americas	Various	147,997	7,681,296	$51.90	1.0%	3,456,583	0.6%
Ross Procurement, Inc.	1372 Broadway	2016	138,130	4,322,436	$31.29	0.5%	4,322,436	0.7%	BBB
Altria Corporate Services	100 Park Avenue	2007	136,118	6,592,632	$48.43	0.8%	3,296,316	0.5%	BBB+
Metro North Commuter Railroad Co.	420 Lexington Avenue	2008 & 2016	134,687	4,738,296	$35.18	0.6%	4,738,296	0.8%	AAA
Tribune Newspaper	220 East 42nd Street	2010	134,208	4,655,592	$34.69	0.6%	4,655,592	0.8%	A-

Total			8,839,574	$392,771,381	$44.43	48.9%	$256,692,348	42.6%

Wholly Owned Portfolio + Allocated JV Properties			18,439,900	$803,267,976	$43.56		$601,882,409

(1) - 64% of Portfolio’s Largest Tenants have investment grade credit ratings. 35% of SLG Share of Annualized Rent is derived from these Tenants.

TENANT DIVERSIFICATION

Leasing Activity Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($ ’s)(1)

Vacancy at 6/30/06			778,228

Less: Sold Vacancies	1140 Avenue of the Americas		(2,725)

Space which became available during the Quarter (A):
Office

	317 Madison Avenue	3	12,994	13,709	$34.52
	1515 Broadway	2	43,222	43,222	$35.41
	220 East 42nd Street	2	13,713	13,713	$27.66
	1 Park Avenue	2	38,186	37,850	$54.90
	100 Park Avenue	2	9,908	9,908	$61.40
	1250 Broadway	2	22,509	23,487	$31.28
	292 Madison Avenue	1	4,480	4,480	$44.51
	110 East 42nd Street	3	2,560	2,829	$37.85
	19 West 44th Street	1	3,287	3,560	$40.00
	28 West 44th Street	6	28,594	28,883	$33.27
	1221 Sixth Avenue	3	61,528	61,528	$66.40
	440 Ninth Avenue	1	19,656	22,000	$21.51
	521 Fifth Avenue	1	5,822	5,822	$34.29
	420 Lexington Avenue	9	10,863	10,672	$47.67
	Total/Weighted Average	38	277,322	281,663	$44.31

Retail

	317 Madison Avenue	1	2,879	2,971	$115.45
	1 Park Avenue	1	50,000	50,000	$41.59
	420 Lexington Avenue	1	3,531	5,372	$80.34
	Total/Weighted Average	3	56,410	58,343	$50.60

Storage

	1515 Broadway	1	145	145	$18.12
	1 Park Avenue	2	3,184	3,184	$20.00
	Total/Weighted Average	3	3,329	3,329	$19.92

	Total Space became Available during the Quarter
	Office	38	277,322	281,663	$44.31
	Retail	3	56,410	58,343	$48.92
	Storage	3	3,329	3,329	$19.92
		44	337,061	343,335	$44.86

	Total Available Space		1,112,564

(1)  Escalated Rent is calculated as Total Annual Income less Electric Charges

(A) - Includes expiring space, relocating tenants and move-outs where tenants vacated. Excludes lease expirations where tenants heldover.

Leasing Activity Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months
Available Space as of 9/30/06				1,112,564

Office

	317 Madison Avenue	1	5.0	2,964	3,620	$40.00	$28.16	$—	2.0
	485 Lexington Avenue	3	7.5	41,357	41,357	$57.21	$39.21	$32.17	6.0
	220 East 42nd Street	1	10.7	13,713	13,956	$39.90	$27.18	$40.00	6.0
	1515 Broadway	2	3.8	33,410	34,563	$40.87	$32.83	$15.00	—
	100 Park Avenue	1	5.0	5,500	5,496	$54.00	$69.52	$—	—
	1250 Broadway	3	7.4	43,009	46,748	$35.74	$30.03	$23.53	3.5
	292 Madison Avenue	1	5.8	4,480	4,591	$38.00	$43.43	$18.13	2.0
	70 West 36th Street	1	9.4	3,449	3,865	$27.00	$23.71	$43.15	6.0
	110 East 42nd Street	5	4.9	6,179	7,240	$41.32	$26.65	$49.74	0.7
	19 West 44th Street	2	5.0	6,053	6,579	$36.77	$40.00	$26.00	0.5
	28 West 44th Street	6	8.7	26,496	29,841	$37.47	$30.48	$43.85	3.2
	1221 Sixth Avenue	4	11.2	78,738	80,968	$82.99	$65.25	$17.62	3.4
	711 Third Avenue	2	9.5	20,607	22,008	$47.85	$39.55	$42.62	5.0
	440 Ninth Avenue	1	1.6	19,656	23,121	$22.59	$20.47	$—	3.0
	521 Fifth Avenue	1	10.0	5,822	6,404	$50.00	$31.17	$—	—
	420 Lexington Avenue	12	4.5	21,331	34,456	$48.00	$53.66	$18.55	1.0
	Total/Weighted Average	46	7.5	332,764	364,813	$51.14	$41.39	$23.58	3.1

Retail

	1 Park Avenue	1	15.5	50,000	52,120	$36.50	$39.90	$35.00	6.0
	420 Lexington Avenue	1	10.0	3,531	5,372	$108.87	$80.34	$—	—
	Total/Weighted Average	2	15.0	53,531	57,492	$43.26	$43.68	$31.73	5.4

Storage

	1 Park Avenue	1	3.0	2,103	2,973	$20.00	$—	$5.14	—
	28 West 44th Street	1	9.7	408	598	$25.00	$—	$—	—
	485 Lexington Avenue	1	11.0	370	370	$25.00	$39.21	$—	—
	Total/Weighted Average	3	4.8	2,881	3,941	$21.23	$39.21	$3.88	—

Leased Space
	Office (3)	46	7.5	332,764	364,813	$51.14	$41.39	$23.58	3.1
	Retail	2	15.0	53,531	57,492	$43.26	$43.68	$31.73	5.4
	Storage	3	4.8	2,881	3,941	$21.23	$39.21	$3.88	—
	Total	51	8.5	389,176	426,246	$49.80	$41.75	$24.49	3.4

Total Available Space as of 9/30/06				723,388

Early Renewals
Office

	461 Fifth Avenue	1	10.0	10,595	10,932	$66.50	$60.24	$10.00	—
	100 Park Avenue	1	1.4	8,550	10,293	$65.00	$42.00	$—	—
	1250 Broadway	1	4.3	13,500	14,947	$34.00	$33.58	$—	—
	19 West 44th Street	1	5.0	3,798	4,841	$37.00	$38.83	$5.00	1.0
	28 West 44th Street	1	1.0	972	972	$37.81	$37.69	$—	—
	1221 Sixth Avenue	4	5.2	173,829	178,463	$87.00	$66.07	$—	—
	420 Lexington Avenue	1	0.6	846	962	$47.00	$39.68	$—	—
	Total/Weighted Average	10	5.1	212,090	221,410	$79.90	$61.63	$0.60	0.0

Storage

	461 Fifth Avenue	1	10.0	840	840	$23.38	$23.36	$—	—
	Total/Weighted Average	1	10.0	840	840	$23.38	$23.36	$—	—

Renewals
	Expired/Renewed	7	4.7	27,252	30,520	$41.39	$32.92	$1.07	—
	Early Renewals Office	10	5.1	212,090	221,410	$79.90	$61.63	$0.60	—
	Early Renewals Storage	1	10.0	840	840	$23.38	$23.36	$—	—
	Total	18	5.1	240,182	252,770	$75.07	$58.04	$0.66	—

(1)   Annual Base Rent

(2)   Escalated Rent is calculated as Total Annual Income less Electric Charges

(3)   Average starting office rent excluding new tenants replacing vacancies is $50.41/rsf for 311,305 rentable SF.

Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $62.67/rsf for 532,715 rentable SF.

ANNUAL LEASE EXPIRATIONS

	Consolidated Properties						Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $ /psf (3)	Year 2006 Weighted Average Asking Rent $ /psf	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $ /psf (3)	Year 2006 Weighted Average Asking Rent $ /psf

In 1st Quarter 2006 (1)	16	11,695	0.12%	$419,508	$35.87	$51.90	1	202	0.00%	$2,196	$10.87	$20.00
In 2nd Quarter 2006 (1)	3	5,135	0.05%	$180,996	$35.25	$43.00	1	6,485	0.08%	$71,340	$11.00	$20.00
In 3rd Quarter 2006 (1)	4	8,930	0.09%	$365,100	$40.88	$62.76	4	58,615	0.70%	$2,972,112	$50.71	$52.89
In 4th Quarter 2006	25	90,089	0.93%	$3,355,152	$37.24	$50.33	1	9,749	0.12%	$401,436	$41.18	$55.00

Total 2006	48	115,849	1.20%	$4,320,756	$37.30	$51.12	7	75,051	0.90%	$3,447,084	$45.93	$50.23

In 1st Quarter 2007	27	69,173	0.72%	$2,928,204	$42.33	$56.38	2	4,281	0.05%	$181,500	$42.40	$42.87
In 2nd Quarter 2007	37	138,034	1.43%	$5,625,660	$40.76	$48.51	4	120,997	1.45%	$8,338,200	$68.91	$73.21
In 3rd Quarter 2007	36	82,436	0.85%	$3,860,436	$46.83	$52.73	3	25,260	0.30%	$639,984	$25.34	$40.41
In 4th Quarter 2007	18	78,847	0.82%	$3,274,344	$41.53	$71.58	3	159,480	1.91%	$7,685,820	$48.19	$65.50

Total 2007	118	368,490	3.81%	$15,688,644	$42.58	$55.87	12	310,018	3.72%	$16,845,504	$54.34	$66.15

2008	117	674,819	6.98%	$27,094,536	$40.15	$49.33	17	566,556	6.79%	$25,196,532	$44.47	$65.70
2009	100	714,576	7.39%	$31,722,252	$44.39	$51.28	19	534,359	6.41%	$25,823,604	$48.33	$58.35
2010	133	1,533,220	15.85%	$63,012,048	$41.10	$46.89	20	1,259,613	15.10%	$62,889,384	$49.93	$65.61
2011	102	700,973	7.25%	$33,426,948	$47.69	$52.27	9	152,568	1.83%	$6,391,644	$41.89	$56.28
2012	52	799,842	8.27%	$24,662,868	$30.83	$41.68	9	235,454	2.82%	$8,816,328	$37.44	$55.17
2013	52	905,010	9.35%	$35,787,504	$39.54	$46.88	8	985,609	11.82%	$50,846,268	$51.59	$67.37
2014	27	365,405	3.78%	$13,650,144	$37.36	$46.04	11	170,671	2.05%	$14,072,580	$82.45	$100.21
2015	42	602,526	6.23%	$25,107,612	$41.67	$49.97	12	464,843	5.57%	$19,990,188	$43.00	$48.06
Thereafter	98	2,893,603	29.91%	$119,259,696	$41.21	$58.65	31	3,586,979	43.00%	$175,215,852	$48.85	$74.06

	889	9,674,313	100.00%	$393,733,008	$40.70	$51.41	155	8,341,721	100.00%	$409,534,968	$49.09	$68.14

(1) Includes month to month holdover tenants that expired prior to 9/30/06.

(2) Tenants may have multiple leases.

(3) Represents in place annualized rent allocated by year of maturity.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	9/30/2006	Price ($ ’s) (1)

1998 Acquisitions
Mar-98	420 Lexington	Operating Sublease	Grand Central	1,188,000	83.0	98.9	$78,000,000
Mar-98	1466 Broadway	Fee Interest	Times Square	289,000	87.0	N/A	$64,000,000
Mar-98	321 West 44th	Fee Interest	Times Square	203,000	96.0	N/A	$17,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central	524,000	79.0	100.0	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Penn Station	339,000	76.0	99.4	$32,000,000
Aug-98	1412 Broadway	Fee Interest	Times Square South	389,000	89.5	N/A	$82,000,000
				2,932,000			$338,600,000
1999 Acquisitions
Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central	—	—	—	$27,300,000
Jan-99	555 West 57th - 65% JV	Fee Interest	Midtown West	941,000	100.0	100.0	$66,700,000
May-99	90 Broad Street - 35% JV	Fee Interest	Financial	339,000	81.8	N/A	$34,500,000
May-99	The Madison Properties:	Fee Interest	Grand Central				$50,000,000
	286 Madison Avenue			112,000	98.8	N/A
	290 Madison Avenue			36,800	85.6	N/A
	292 Madison Avenue			187,000	97.0	99.7
Aug-99	1250 Broadway - 50% JV	Fee Interest	Penn Station	670,000	96.5	98.6	$93,000,000
Nov-99	555 West 57th - remaining 35%	Fee Interest	Midtown West	—		99.9	$34,100,000
				2,285,800			$305,600,000
2000 Acquisitions
Feb-00	100 Park Avenue	Fee Interest	Grand Central	834,000	96.5	93.3	$192,000,000
Dec-00	180 Madison Avenue	Fee Interest	Grand Central	265,000	90.0	N/A	$41,250,000
Contribution to JV
May-00	321 West 44th	Fee Interest	Times Square	203,000	98.0	N/A	$28,400,000
				1,302,000			$261,650,000
2001 Acquisitions
Jan-01	1370 Broadway	Fee Interest	Times Square South	255,000	97.0	N/A	$50,500,000
Jan-01	1 Park Avenue	Various Interests	Grand Central	913,000	97.0	93.5	$233,900,000
Jan-01	469 7th Avenue - 35% JV	Fee Interest	Penn Station	253,000	97.7	N/A	$45,700,000
Jun-01	317 Madison	Fee Interest	Grand Central	450,000	95.0	91.7	$105,600,000
Acquisition of JV Interest
Sep-01	1250 Broadway - 49.9% JV (2)	Fee Interest	Penn Station	670,000	97.7	98.6	$126,500,000
				2,541,000			$562,200,000

2002 Acquisitions
May-02	1515 Broadway - 55% JV	Fee Interest	Times Square	1,750,000	98.0	99.0	$483,500,000
							$483,500,000
2003 Acquisitions
Feb-03	220 East 42nd Street	Fee Interest	Grand Central	1,135,000	91.9	100.0	$265,000,000
Mar-03	125 Broad Street	Fee Interest	Downtown	525,000	100.0	100.0	$92,000,000
Oct-03	461 Fifth Avenue	Leasehold Interest	Midtown	200,000	93.9	87.6	$60,900,000
Dec-03	1221 Ave of Americas -45% JV	Fee Interest	Rockefeller Center	2,550,000	98.8	97.3	$1,000,000,000
				4,410,000			$1,417,900,000

2004 Acquisitions
Mar-04	19 West 44th Street -35% JV	Fee Interest	Midtown	292,000	86.0	99.4	$67,000,000
Jul-04	750 Third Avenue	Fee Interest	Grand Central	779,000	100.0	98.0	$255,000,000
Jul-04	485 Lexington Avenue - 30% JV	Fee Interest	Grand Central	921,000	100.0	78.7	$225,000,000
Oct-04	625 Madison Avenue	Leasehold Interest	Plaza District	563,000	68.0	99.0	$231,500,000
				2,555,000			$778,500,000
2005 Acquisitions
Feb-05	28 West 44th Street	Fee Interest	Midtown	359,000	87.0	95.7	$105,000,000
Apr-05	1 Madison Ave - 55% JV	Fee Interest	Park Avenue South	1,177,000	96.0	98.6	$803,000,000
Apr-05	1 Madison Ave	Fee Interest	Park Avenue South	267,000	N/A	N/A	$115,000,000
Jun-05	19 West 44th Street -remaining 65%	Fee Interest	Midtown	—		99.4	$91,200,000
Jul-05	1551/1555 Broadway & 21 West 34th Street - 50% JV	Fee Interest	Times Square / Penn Station	43,700	N/A	N/A	$102,500,000
Sep-05	141 Fifth Avenue - 50% JV	Fee Interest	Flatiron District	21,500	90.0	100.0	$13,250,000
Nov-05	1604 Broadway - 45% JV	Leasehold Interest	Times Square	41,100	17.2	17.2	$4,400,000
Dec-05	379 West Broadway - 45% JV	Leasehold Interest	Cast Iron / Soho	62,006	100.0	100.0	$19,750,000
				1,971,306			$1,229,950,000
2006 Acquisition
Jan-06	25-29 West 34th Street - 50% JV	Fee interest	Herald Square / Penn Station	51,000	55.8	52.8	$30,000,000
Mar-06	521 Fifth Avenue	Leasehold Interest	Midtown	460,000	97.0	94.2	$210,000,000
Jun-06	609 Fifth Avenue	Fee Interest	Midtown	160,000	98.5	98.8	$182,000,000
Sep-06	717 Fifth Avenue	Fee Interest	Midtown / Plaza District	76,400	63.1	63.1	$235,000,000
				747,400			$657,000,000

(1)     Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

(2)     Current ownership interest is 55%. (From 9/1/01-10/31/01the company owned 99.8% of this property.)

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999

					Sales	Sales
	Property	Type of Ownership	Submarket	Net Rentable sf	Price ($’s)	Price ($’s/SF)
2000 Sales
Feb-00	29 West 35th Street	Fee Interest	Penn Station	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Interest	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street - 35% JV	Fee Interest	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Interest	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Interest	Financial	392,000	$53,000,000	$135
				1,190,000	$184,600,000	$156

2001 Sales
Jan-01	633 Third Ave	Fee Interest	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave - 45% JV	Fee Interest	Grand Central South	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Interest	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Interest	Grand Central	69,700	$14,500,000	$208
Sep-01	1250 Broadway (1)	Fee Interest	Penn Station	670,000	$126,500,000	$189
				2,082,323	$478,850,000	$242

2002 Sales
Jun-02	469 Seventh Avenue	Fee Interest	Penn Station	253,000	$53,100,000	$210
				253,000	$53,100,000	$210

2003 Sales
Mar-03	50 West 23rd Street	Fee Interest	Chelsea	333,000	$66,000,000	$198
Jul-03	1370 Broadway	Fee Interest	Times Square South	255,000	$58,500,000	$229
Dec-03	321 W 44th Street	Fee Interest	Times Square	203,000	$35,000,000	$172
				791,000	$159,500,000	$202
2004 Sales
May-04	1 Park Avenue (2)	Fee Interest	Grand Central South	913,000	$318,500,000	$349
Oct-04	17 Battery Place North	Fee Interest	Financial	419,000	$70,000,000	$167
Nov-04	1466 Broadway	Fee Interest	Times Square	289,000	$160,000,000	$554
				1,621,000	$548,500,000	$338
2005 Sales
Apr-05	1414 Avenue of the Americas	Fee Interest	Plaza District	111,000	$60,500,000	$545
Aug-05	180 Madison Avenue	Fee Interest	Grand Central	265,000	$92,700,000	$350
				376,000	153,200,000	$407
2006 Sales
Jul-06	286 & 290 Madison Avenue	Fee Interest	Grand Central	149,000	$63,000,000	$423
Aug-06	1140 Avenue of the Americas	Leasehold Interest	Rockefeller Center	191,000	$97,500,000	$510
				340,000	160,500,000	$472

(1) Company sold a 45% JV interest in the property at an implied $126.5mm sales price.

(2) Company sold a 75% JV interest in the property at an implied $318.5mm sales price.

SUPPLEMENTAL DEFINITIONS

Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

Debt service coverage is adjusted EBITDA divided by total interest and principal payments.

Equity income / (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings. For investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired. Permanent impairment losses for investments in public and private companies are included in current earnings.

Fixed charge is the total payments for interest, principal amortization, ground leases and preferred stock dividend.

Fixed charge coverage is adjusted EBITDA divided by fixed charge.

Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG’s unconsolidated JV, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

Funds from operations (FFO) is defined under the White Paper approved by the Board of Governors of NAREIT in April 2002 as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Interest coverage is adjusted EBITDA divided by total interest expense.

Junior Mortgage Participations are subordinate interests in first mortgages.

Mezzanine Debt Loans are loans secured by ownership interests.

Percentage leased represents the percentage of leased square feet, including month-to-month leases, to total rentable square feet owned, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.

Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues. Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard.”

Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG’s “operating standards.” These building costs are taken into consideration during the underwriting for a given property’s acquisition.

Same-store NOI growth is the change in the NOI (excluding straight-line rents) of the same-store properties from the prior year reporting period to the current year reporting period.

Same-store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

Second generation TIs and LCs are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generation space. Costs incurred prior to leasing available square feet are not included until such space is leased. Second generation space excludes square footage vacant at acquisition.

SLG’s share of total debt to market capitalization is calculated as SLG’s share of total debt divided by the sum of total debt plus market equity and preferred stock at liquidation value. SLG’s share of total debt includes total consolidated debt plus SLG’s pro rata share of the debt of unconsolidated joint ventures less JV partners’ share of debt. Market equity assumes conversion of all OP units into common stock.

Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has an interest (e.g. joint ventures).

CORPORATE GOVERNANCE

Stephen L. Green

Chairman of the Board

Marc Holliday

CEO and President

Gregory F. Hughes

Chief Financial Officer

Andrew Mathias

Chief Investment Officer

Gerard Nocera

Chief Operating Officer

Andrew S. Levine

General Counsel and Secretary

ANALYST COVERAGE

Firm	Analyst	Phone	Email
AG Edwards, Inc.	Dave Aubuchon	(314) 955-5452	aubuchondl@agedwards.com
Banc of America Securities, LLC	Ross Nussbaum	(212) 847-5668	ross.nussbaum@bofasecurities.com
Citigroup Smith Barney, Inc.	Jonathan Litt	(212) 816-0231	jonathan.litt@citigroup.com
Deutsche Bank Securities, Inc.	Louis W. Taylor	(212) 250-4912	louis.taylor@db.com
Goldman Sachs & Co.	Jonathan Habermann	(917) 343-4260	jonathan.habermann@gs.com
Green Street Advisors	Michael Knott	(949) 640-8780	mknott@greenstreetadvisors.com
JP Morgan Securities, Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
Lehman Brothers Holdings, Inc.	David Harris	(212) 526-1790	dharris4@lehman.com
Merrill Lynch	Steve Sakwa	(212) 449-4396	steve_sakwa@ml.com
Raymond James Financial, Inc.	Paul D. Puryear	(727) 567-2253	paul.puryear@raymondjames.com
Stifel Nicolaus	John Guinee	(410) 454-5520	jwguinee@stifel.com
Wachovia Securities, LLC	Christopher Haley	(443) 263-6773	christopher.haley@wachovia.com

SL Green Realty Corp. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.